UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2018

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware77-0291941

(State or other jurisdiction of (I.R.S. Employer Identification No.)

        incorporation)

2309 Bering Drive

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2018, MoSys, Inc, or the Company, entered into a Memorandum of Understanding for Modification of 10% Senior Secured Convertible Notes (the “MOU”) with the purchasers’ agent and the holder of a majority-in-interest of such notes under the 10% Senior Secured Convertible Note Purchase Agreement, dated March 14, 2016 (the “Purchase Agreement”), pursuant to which the Company originally issued $8,000,000 principal amount of 10% Senior Secured Convertible Notes initially due August 15, 2018 (the “Notes”), which were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2016.

Under the terms of an amendment to the Purchase Agreement and each of the Notes dated February 18, 2018, the maturity date of the Notes was extended to August 15, 2019 and the annual interest rate was reduced to 8% per annum, among other modifications previously reported in the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2018.

The MOU includes the following principal changes to the Notes and the Agreement:

•

the indebtedness subject to the Notes, which is fixed at $10,036,141, will be restructured effective as of the closing date of the offering of newly issued securities of the Company described in the final prospectus included in the Company’s registration statement on Form S-1/A, Securities and Exchange Commission registration number 333-225193 (the “Offering”);

•

if the gross proceeds to be received by the Company on the closing date of the Offering are at least $6,000,000 (excluding securities to be purchased by the holders of the Notes in the Offering), then, at the closing of the Offering, (a) the Company shall use 50% of such gross proceeds to repay a portion of indebtedness subject to the Notes; (b) the holders and/or the purchasers’ agent acting on their behalf shall purchase in the Offering an amount of the common units and/or pre-funded units being offered by the Company with a total purchase price equal to the repayment amount specified in clause (a) (but not in excess of 50% of the indebtedness subject to the Notes) at the closing of the Offering; and (c) the Company will use the gross proceeds from the sale of the securities to the holders of the Notes and/or the purchasers’ agent specified in clause (b) as an additional repayment of the indebtedness subject to the Notes; and

•	effective on the closing date of the Offering, and upon satisfaction of the repayment of the indebtedness subject to the Notes in accordance with the MOU:
o	the Agreement and the Notes shall be amended to provide that the remaining balance of any indebtedness subject to the Notes will be due August 15, 2023;

o

the conversion price of the Notes will be reduced from $4.25 per share to 115% of the price of a common stock unit sold in the Offering, or if Nasdaq Listing Rule 5635(d) is applicable, the greater of (x) market value on the date of such amendment and (y) book value per share of common stock, as such italicized terms are defined for purposes of such Listing Rule; and

o

the agreements to implement the foregoing terms for the modification of the Agreement and the Notes shall provide that in no event shall the total number of shares of common stock owned by a holder of the Notes, or holders constituting a group, exceed 19.9% of the number of shares of common stock outstanding prior to the transactions described above, unless stockholder approval is obtained for such excess holding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: September 17, 2018	By: /s/ James W. Sullivan

James W. Sullivan

Vice President of Finance and Chief Financial Officer